Exhibit 12
                           IRON MOUNTAIN INCORPORATED


       STATEMENT OF THE CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)


                                                          1993           1994           1995           1996           1997
                                                      ------------   ------------   ------------   ------------   ------------
Earnings:
 Income (loss) from operations before provision
   (benefit) for income taxes .....................     $  3,656       $  3,241       $  1,945       $  1,792       $ (4,601)
 Add: Fixed charges ...............................       12,430         13,472         17,058         21,939         37,488
                                                        --------       --------       --------       --------       --------
                                                        $ 16,086       $ 16,713       $ 19,003       $ 23,731       $ 32,967
                                                        ========       ========       ========       ========       ========
Fixed charges:
 Interest expense .................................     $  8,203       $  8,954       $ 11,838       $ 14,901       $ 27,712
 Interest portion of rent expense .................        4,227          4,518          5,220          7,038          9,777
                                                        --------       --------       --------       --------       --------
                                                        $ 12,430       $ 13,472       $ 17,058       $ 21,939       $ 37,488
                                                        ========       ========       ========       ========       ========
Ratio of earnings to fixed charges ................          1.3x           1.2x           1.1x           1.1x           0.9x
                                                        ========       ========       ========       ========       ========

     For 1997, the Company would have needed to generate additional income from operations before provision for income taxes of $4,601 to cover its fixed charges of $37,488.